As filed with the Securities and Exchange Commission on April 7, 2011
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)
(Exact name of registrant as specified in its charter)

Curaçao	1389	52-0684746
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

42, rue Saint-Dominique
Paris, France 75007
33-1-4062-1000
5599 San Felipe, 17th Floor
Houston, Texas 77056
(713) 375-3400
Parkstraat 83, The Hague
The Netherlands, 2514 JG
31-70-310-54003000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alexander C. Juden
Secretary and General Counsel
Schlumberger Limited
5599 San Felipe, 17th Floor
Houston, Texas 77056
(713) 375-3400
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Ave.
New York, New York 10166
(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities to be Registered	be Registered	Price Per Unit	Offering Price	Fee
Debt Securities, Common Stock, Guarantees of Debt Securities(1)	(2)	(2)	(2)	(3)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Schlumberger N.V.
(Schlumberger Limited)

Debt Securities
Common Stock
Guarantees of Debt Securities

We or selling securityholders may, from time to time, offer to sell senior or subordinated debt securities, common stock or guarantees of debt securities. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “SLB.” Our common stock is also traded on the Euronext Paris, Euronext Amsterdam, London and SIX Swiss stock exchanges.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Registrant,” “Company,” “Schlumberger,” “we” or “our” are to Schlumberger Limited and its consolidated subsidiaries.

ABOUT THE COMPANY

Founded in 1926, Schlumberger is the world’s leading supplier of technology, integrated project management and information solutions to the international oil and gas exploration and production industry. Having invented wireline logging as a technique for obtaining downhole data in oil and gas wells, the Company today provides the industry’s widest range of products and services from exploration through production.

Schlumberger is incorporated under the laws of Curaçao with principal executive offices in Paris, Houston and The Hague. Our principal executive offices in the United States are located at 5599 San Felipe, 17th Floor, Houston, Texas 77056, and our telephone number is (713) 375-3400.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC’s public reference room:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our filings are also available to the public through the website maintained by the SEC at www.sec.gov or from commercial document retrieval services. Our filings are also available on our website at www.slb.com. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information on our website or any other website is not incorporated by reference in the prospectus and should not be considered part of this prospectus or any other filing we make with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus and prior to the termination of any offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 (including the portions of our proxy statement for our 2011 annual meeting of stockholders incorporated by reference therein);

•	our Current Reports on Form 8-K filed with the SEC on April 7, 2011 (two filings); and

•	The description of our common stock, par value $0.01 per share, contained in our Current Report on Form 8-K filed on April 29, 2005.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Schlumberger Limited
5599 San Felipe
17th Floor
Houston, Texas 77056
Attention: Investor Relations
(713) 375-3535

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, OR TO WHICH WE HAVE REFERRED YOU, IN MAKING YOUR DECISIONS WHETHER TO INVEST IN THE SECURITIES. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS DATED APRIL 7, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove to have been correct.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” in the documents incorporated by reference herein, could affect the future results of the energy industry in general, and Schlumberger in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

•	forecasts or expectations regarding business outlook;

•	overall demand for and pricing of the products and services of Schlumberger;

•	growth for Schlumberger as a whole and for each business segment (and for specified products or geographic areas within each business segment);

•	Schlumberger’s ability to integrate the operations of both Smith International, Inc. and Geoservices Group and to realize expected synergies;

•	oil and natural gas demand and production growth;

•	oil and natural gas prices;

•	operating margins;

•	regulatory, geopolitical and operational risks arising from the international nature of Schlumberger’s operations;

•	capital expenditures by Schlumberger and the oil and gas industry;

•	the business strategies of Schlumberger’s customers;

•	failure to retain certain key employees and skilled workers;

•	effects of the lifted drilling moratorium in the Gulf of Mexico, or related changes in laws or regulations;

•	current and future global economic conditions;

•	expected pension and postretirement funding;

•	expected stock compensation costs;

•	future results of operations;

•	political stability of oil-producing countries;

•	changes in laws or regulations, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives;

•	future and pro forma financial condition or results of operations and future revenues and expenses;

•	business strategy and other plans and objectives for future operations;

•	changes in interest rates;

•	seasonal factors;

•	unexpected liabilities, including environmental liabilities; and

•	loss of intellectual property rights.

All subsequent written and oral forward-looking statements attributable to Schlumberger or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by law.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Years Ended December 31,
	2010		2009		2008		2007		2006

Ratios of earnings to fixed charges	16.2	x	11.9	x	18.0	x	18.5	x	16.7x

Earnings available for fixed charges represent earnings before income taxes, noncontrolling interests and fixed charges excluding capitalized interest, net of amortization, reduced by undistributed earnings of our less than 50% owned affiliates. Fixed charges represent interest expense, amortization of debt discount and expenses, capitalized interest, plus that portion of rental expense deemed to be the equivalent of interest. Interest expense excludes interest related to uncertain tax positions, which has been included in the provision for income taxes.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

In this description of the debt securities, the words “we,” “us” or “our” refer only to Schlumberger Limited and not to any of our subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	any guarantees on the debt securities;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Additional Amounts

All payments made by us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by interpretation or administration of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which we are then incorporated or organized or any political subdivision thereof or therein (each, a “Company Tax Jurisdiction”) or (2) any jurisdiction from or through which payment is made by us or on our behalf (including the jurisdiction of any paying agent for the applicable debt securities) or any political subdivision thereof or therein (each, together with each Company Tax Jurisdiction, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by us under or with respect to any debt securities, including payments of principal, redemption price, interest or premium, we will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received with respect to such payments by each holder of the applicable debt securities after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received with respect to such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the holder or the beneficial owner of such debt securities and the relevant Tax Jurisdiction (including, without limitation, being or having been a national, resident or citizen of, being or having been engaged in a trade or business in, being or having been physically present in, or having or having had a permanent establishment in, such jurisdiction for Tax purposes), other than the holding of such debt securities, the enforcement of rights under such debt securities or the receipt of any payments with respect to such debt securities;

(2) any Taxes, to the extent such Taxes were imposed as a result of the presentation of such debt securities for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the applicable debt securities been presented on the last day of such 30 day period);

(3) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4) any Tax imposed on or with respect to any payment by us to the holder if such holder is a fiduciary, partnership, limited liability company or other person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such debt securities;

(5) with respect to any Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended;

(6) Taxes imposed on or with respect to a payment made to a holder or beneficial owner of such debt securities who would have been able to avoid such withholding or deduction by presenting such debt securities (where presentation is required) to another paying agent;

(7) any Taxes payable other than by deduction or withholding from payments under, or with respect to, such debt securities;

(8) any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of such debt securities, to comply with any written request by us addressed to the holder or beneficial owner to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a relevant Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the relevant Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in such Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation; or

(9) any combination of items (1) through (8) above.

In addition to the foregoing, we will also pay and indemnify the holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by a relevant Tax Jurisdiction with respect to the execution, delivery, issuance, or registration of the debt securities, or the related indenture or any other document or instrument referred to therein.

If we become aware that we will be obligated to pay Additional Amounts with respect to any payment under or with respect to the debt securities, we will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises fewer than 45 days prior to that payment date, in which case we shall notify the trustee promptly thereafter) an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officer’s certificate(s) must also set forth any other information reasonably necessary to enable the paying agents to pay such Additional Amounts to holders on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.

We will make all withholdings and deductions required by law with respect to the debt securities, and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. We will use our reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon reasonable written request, we will furnish to the trustee (or to a holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by us, or if, notwithstanding our efforts to obtain receipts, receipts are not obtained, other evidence of such payments (reasonably satisfactory to the trustee).

Whenever in the indenture, any debt securities, or in this “Description of Debt Securities” there is mentioned, in any context, the payment of amounts based upon the principal amount of the debt securities or of principal, interest or of any other amount payable under, or with respect to, any of the debt securities, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of each indenture, any transfer by a holder or beneficial owner of the debt securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to us is incorporated or organized, or any jurisdiction from or through which payment is made by or on behalf of such person on the applicable debt securities and any political subdivision thereof or therein.

Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Redemption Upon Changes in Tax Law

We may redeem the debt securities of any series, in whole but not in part, at our discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the holders of the debt securities of such series (which notice will be irrevocable), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by us for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of the debt securities of such series on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable with respect to the debt securities of such series, we are or would be required to pay Additional Amounts, and we cannot avoid any such payment obligation by taking reasonable measures available, and the requirement arises as a result of:

•	any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction which change or amendment becomes effective on or after the issue date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the issue date, such later date), or

•	any amendment to, or change in, an official interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice), which amendment or change becomes effective on or after the issue date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the issue date, such later date).

We will not give any such notice of redemption earlier than 90 days prior to the earliest date on which we would be obligated to make such payment or withholding if a payment with respect to the debt securities of such series was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing of any notice of redemption of the debt securities of such series pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle us to redeem the debt securities of such series hereunder. In addition, before we publish or mail any notice of redemption as described above, we will deliver to the trustee an officer’s certificate to the effect that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us.

The trustee will accept and shall be entitled to rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the debt securities of such series.

The foregoing will apply mutatis mutandis to any jurisdiction in which any successor person to us is incorporated or organized, or any jurisdiction from or through which payment is made by or on behalf of such person on the debt securities of such series and any political subdivision thereof or therein.

Selection and Notice

If less than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series for redemption on a pro rata basis (or, in the case of debt securities issued in global form as discussed under “Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depository requirements.

No debt securities in principal amount of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture or any supplement thereto.

If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities or portions of the debt securities called for redemption.

The trustee will not be liable for selections made by it as contemplated in this section. For any debt securities which are represented by global securities held on behalf of DTC, Euroclear or Clearstream, notices may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.

Reports

So long as any debt securities are outstanding, we shall file with the trustee, within 15 days after we file with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Events of Default

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:

•	failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;

•	failure to pay principal of any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same become due and payable;

•	failure to pay any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;

•	failure to comply with any of the covenants or agreements in any of the debt securities of such series or the indenture (other than an agreement or covenant that we included in the indenture solely for the benefit of another series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided in the supplemental indenture or resolution of our board of directors under which such series of debt securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an event of default for a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of that series may require us to pay immediately the principal amount plus accrued and unpaid interest on all the debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount plus accrued and unpaid interest on the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the debt securities of such series then outstanding may in some cases rescind this accelerated payment requirement.

A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;

•	the holder furnishes to the trustee indemnity reasonably satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the Trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series. In most cases, holders of a majority in principal amount of the debt securities of any series then outstanding may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and

•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.

The indenture requires us to file with the trustee each year a written statement as to its compliance with the covenants contained in the indenture.

Covenants

Other than the restrictions on liens described below, the indenture and the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indenture and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase any debt securities in the event of a decline in credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

Limitation on Liens

We will not, and will not permit any of our subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a mortgage on any restricted property, or on any shares of stock, ownership interests in, or indebtedness of a restricted subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the debt securities (together with, if we shall so determine, any of our other indebtedness or the indebtedness of any such restricted subsidiary then existing or thereafter created ranking on a parity with the debt securities) shall be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured indebtedness (excluding any indebtedness secured by mortgages of the types referred to in clauses (1) through (10) below) would not exceed 20% of consolidated net worth as shown on our most recent consolidated quarterly financial statements; provided, however, that these provisions shall not apply to:

(1) mortgages existing on the date of original issuance of any debt securities;

(2) mortgages on property or assets of, or on any shares of stock, ownership interests in or indebtedness of, any person existing at the time such person becomes our subsidiary (including a restricted subsidiary);

(3) mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;

(4) mortgages in favor of us or any of our subsidiaries;

(5) the mortgage of any of our property or assets or any property or assets of any of our restricted subsidiaries in favor of the United States of America or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;

(6) the mortgage of any property or assets to secure indebtedness of the pollution control, industrial revenue or other revenue bond type;

(7) mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

(8) mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(9) mortgages created in connection with the acquisition of property or assets, or a project financed with, non-recourse debt; and

(10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement mortgage shall be limited to all or a part of the same property or assets that secured the mortgage extended, renewed or replaced, plus improvements on such property or assets.

The foregoing covenant and certain other provisions of the indenture use the following defined terms.

“capital stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into capital stock, whether or not such debt securities include any right of participation with capital stock.

“consolidated net worth” means the amount of total stockholders’ equity shown in our most recent quarterly consolidated statement of financial position.

“mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“non-recourse debt” means indebtedness as to which (a) neither we nor any of our subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Schlumberger or any of its subsidiaries.

“person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, joint stock company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“restricted property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of Schlumberger or any of its restricted subsidiaries, whether owned on or acquired after the original issue date of the debt securities, unless, in the opinion of our board of directors, such plant or facility or other asset is not of material importance to the total business conducted by Schlumberger and its restricted subsidiaries taken as a whole.

“restricted subsidiary” means any of our subsidiaries which owns a restricted property.

“subsidiary” means, with respect to any specified person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.

Consolidation, Merger or Sale

We will covenant not to consolidate with or merge into any other person or transfer or lease all or substantially all of our assets to any person unless any successor or purchaser expressly assumes its obligations under the debt securities by an indenture supplemental to the indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. An officer’s certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of such indenture or the applicable debt securities may be waived with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Without the consent of each holder of outstanding debt securities affected thereby, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt securities;

•	reduce the principal or change the stated maturity of any debt securities of any series;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay Additional Amounts on the debt securities;

•	make payments on any debt security payable in currency other than as originally stated in such debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•	make any change in the percentage of principal amount of the debt securities necessary to waive compliance with certain provisions of the indenture such debt securities were issued under or to make any change in this provision for modification; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indenture or the applicable debt securities in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency or to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;

•	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;

•	to add additional Events of Default with respect to any series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

•	to permit or facilitate the defeasance and discharge of the debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•	to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

The holders of a majority in principal amount of the debt securities of each series then outstanding that is affected, voting as a single class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.

If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Paying Agent, Registrar and Transfer Agent

We will maintain one or more paying agents (each, a “Paying Agent”) for any debt securities we issue in the Borough of Manhattan, City of New York. We, upon written notice to the trustee accompanied by an officer’s certificate, may appoint one or more paying agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as paying agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as paying agent.

We will also maintain one or more registrars (each, a “Registrar”) with an office in the Borough of Manhattan, City of New York. We, upon written notice to the trustee accompanied by an officer’s certificate, may appoint one or more registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as registrar, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as registrar.

We will also maintain a transfer agent with an office in the Borough of Manhattan, City of New York. Each transfer agent shall perform the functions of a transfer agent. We, upon written notice to the trustee accompanied by an officer’s certificate, may appoint one or more transfer agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as transfer agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as transfer agent.

The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time and the Paying Agents will make payments on and facilitate transfer of debt securities on our behalf. We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.

Governing Law

The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

•	we have delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•	all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series.

Defeasance

The term defeasance means the discharge of some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for our obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of such series will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V., or the Euroclear Operator, a bank incorporated under the laws of the Kingdom Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by

DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF COMMON STOCK

The following description of our share capital is a summary. This summary is not complete and is subject to the complete text of our articles of incorporation and amended and restated bylaws, each as amended to date. Our articles of incorporation and amended and restated bylaws, each as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Available, Issued and Treasury Shares

We may issue an aggregate of 4,500,000,000 shares of common stock, par value $0.01 per share. As of March 30, 2011, 1,434,212,164 shares of common stock were issued, of which 1,356,940,119 shares were outstanding and 77,272,045 shares were held by us as treasury stock.

We may also issue an aggregate of 200,000,000 shares of preferred stock, par value $0.01 per share, which may be issued in one or more separate series. Under our articles of incorporation, the preferred stock (1) may be issued for not less than par value and not less than fair value taking into account the terms and conditions of such preferred stock, (2) would be subject to maximum and minimum dividend rates, (3) would be entitled to one vote per share, (4) would be entitled to receive certain liquidation preferences, (5) may contain provisions allowing it to be converted into common stock or other securities, and (6) may contain optional or mandatory redemption provisions. No shares of preferred stock have been issued as of the date of this prospectus.

Dividend Rights

All outstanding shares of common stock (i.e., shares not held by us) are entitled to participate equally and receive dividends that may be paid out of available profits of the preceding fiscal year or years or distributions out of contributed surplus capital reserves. All accumulated and unpaid dividends payable on preferred stock (if issued and outstanding) must be paid prior to the payment of any dividends on the common stock. The amount of dividends payable with respect to any fiscal year is determined by Schlumberger stockholders at the annual general meeting following such fiscal year, except that our board of directors may allocate such part of the earnings to the retained earnings reserves as it deems fit and may declare interim dividends and may declare and make distributions out of retained earnings reserves or out of contributed surplus capital reserves. Any such distribution can only occur if, at the time of distribution, our “equity” (i.e., our net asset value) at least equals the nominal capital (i.e., the aggregate par value of our outstanding shares) and as a result of the distribution will not fall below the nominal capital.

Voting Rights

Entitlement to Vote.  Each holder of common stock and each holder of preferred stock (if issued and outstanding) is entitled to one vote for each share registered in that holder’s name. Voting rights may be exercised in person or by proxy.

Quorum.  No action may be taken at any general meeting of Schlumberger stockholders unless a quorum consisting of the holders of at least one-half of the outstanding shares entitling the holders thereof to vote at such meeting are present at such meeting in person or by proxy. If a quorum is not present in person or by proxy at any general meeting of Schlumberger stockholders, a second general meeting will be called in the same manner as the original meeting of stockholders, to be held within two months, at which second meeting, regardless of the number of shares represented (subject to certain limitations in the event of a disposition of our assets or our liquidation or the amendment of our articles of incorporation), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of the second meeting or which by law is required to be brought before Schlumberger stockholders despite the absence of a quorum.

Required Vote.  In general, any action requiring the approval of Schlumberger stockholders may be authorized by a majority of the votes cast (excluding any abstentions) at any meeting at which a quorum is present (subject to the quorum exception described above).

No action to amend our articles of incorporation or to dissolve us can be taken, however, unless such action is approved by the holders of at least a majority of the shares outstanding and entitled to vote. In addition, holders of preferred stock (if issued and outstanding) would have additional rights to vote as a class on certain amendments to our articles of incorporation that would adversely affect the preferred stock.

The sale or disposition of all or substantially all of our assets must be approved by the holders of at least a majority of the shares outstanding and entitled to vote, except that under our articles of incorporation this requirement does not apply to a reorganization or rearrangement of us or any of our subsidiaries or any of our assets in any transaction that does not result in any diminution of the beneficial interest of Schlumberger stockholders in our assets.

Under our articles of incorporation, our board of directors may move our corporate seat to, or convert us into a legal entity under the laws of, another jurisdiction, and may change our corporate domicile from Curaçao to another jurisdiction to the extent allowed by applicable law. In certain cases, stockholder approval of such action may not be required under applicable law.

Preemptive and Other Rights

The shares of common stock do not carry any preferential, preemptive or conversion rights, and there are no redemption provisions with respect to the common stock. The shares of preferred stock (if issued and outstanding) would not carry any preemptive rights, but our board of directors could specify conversion rights, redemption provisions and (within limits) liquidation preferences with respect to one or more series of preferred stock. The board of directors may grant contract rights to acquire shares of our capital stock.

Repurchases of Common Stock

We may for our own account purchase shares of common stock so long as one share of common stock remains outstanding and our equity before and after such a purchase at least equals its nominal capital.

Election and Removal of Directors

Directors are elected at a general meeting of stockholders by a majority of votes cast by stockholders entitled to vote. The number of directors constituting the whole board of directors may not be less than five nor more than 24, as fixed and elected by the general meeting of Schlumberger stockholders. Our board of directors is authorized to appoint directors to fill vacancies on the board of directors, which appointment will be effective until the next general meeting of stockholders. Directors may be suspended or dismissed at any general meeting of stockholders. A suspension automatically terminates if the person concerned has not been dismissed within two months after the day of suspension.

Stockholder Meetings

In accordance with applicable law, all general meetings of Schlumberger stockholders must be held in Curaçao. The annual general meeting of Schlumberger stockholders is held on a date determined from year to year by the board of directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, approving of the balance sheet and the profit and loss account for the preceding fiscal year and for any other purposes required by law or as may be stated in the notice of such meeting. Special general meetings of Schlumberger stockholders may be called at any time upon the direction of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the board of directors. Special general meetings of stockholders may also be called by one or more Schlumberger stockholders representing at least 10% of the votes that can be cast on the topics they wish to be addressed at such meeting and that have a reasonable interest in having such meeting convened, by one or more holders of shares representing in the aggregate a majority of shares then outstanding and, in certain circumstances if all of the directors are prevented from or incapable of serving, by any person or persons holding in the aggregate at least 5% of the outstanding shares of common stock for the purpose of electing a board of directors.

Stockholder Action by Written Consent

Under Curaçao law, stockholders may not act by written consent without a meeting, unless all stockholders entitled to vote on the matter have cast a vote.

Buy-Out

Under our articles of incorporation, any one person, or any two or more legal entities belonging to the same group, holding shares representing at least 90% of our equity can require the remaining stockholders to transfer their shares as provided by and in accordance with the provisions of Curaçao law. This provision is somewhat similar to statutes that exist in Delaware and most U.S. states, which typically allow the owner or owners of 90% of a company’s outstanding equity to effect a “short-form” merger. In order to effect a compulsory share transfer, the owner or owners of 90% of our outstanding equity would have to institute an action in a Curaçao court and pay the transferring stockholders the value of the shares to be transferred as determined by the judge (based on the advice of one or three experts). A judge can deny a request for a compulsory share transfer if a stockholder would suffer serious material damage through the transfer.

Rights Upon Liquidation

In the event of liquidation, each share of common stock is entitled to equal rights after satisfaction of any preferred stock liquidation preference.

Listing, Transfer Agent and Registrar

Our common stock is listed for trading on the NYSE, Euronext Paris, Euronext Amsterdam, the London Stock Exchange and the SIX Swiss Exchange. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of any guarantees of debt securities that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

In addition, to the extent this prospectus is used by any selling securityholder to resell common stock or other securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of the debt securities, and Alexander C. Juden, Esq., our General Counsel, will pass upon the validity of the common stock.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by Schlumberger in connection with the offering of the securities registered hereby. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time. All amounts shown are estimates, except the registration fee.

Item	Amount

SEC registration fee	(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of all of the registration fee for the securities offered by this registration statement.

(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Article 10 of Schlumberger’s articles of incorporation and Article V of Schlumberger’s amended and restated by-laws contain provisions providing for indemnification of Schlumberger’s directors, officers, employees and agents. Article 10 of the articles of incorporation permits (but does not require) Schlumberger to indemnify directors, officers, employees and agents, except that indemnification is mandatory with respect to a present or former officer or director in the event of a change of control or if such present or former officer or director has been successful on the merits or otherwise in the defense of any action, suit or proceeding. Article V of Schlumberger’s amended and restated by-laws contains mandatory indemnification for current and former directors and officers as described below.

To the fullest extent permitted by applicable law, Schlumberger shall indemnify any current or former director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Schlumberger) by reason of the fact that he or she is or was a director or officer of Schlumberger, or is or was serving at the request of Schlumberger as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Schlumberger is required to indemnify any present or former officer or director of Schlumberger to the fullest extent allowed by the preceding paragraphs in the event of a “Change of Control.” “Change of Control” means a change in control of Schlumberger, which shall be deemed to have occurred if at any time (i) any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of Schlumberger representing 30% or more of the combined voting power of Schlumberger’s then outstanding shares without the prior approval of at least two-thirds of the members of our board of directors in office immediately prior to such entity, person or organization attaining such percentage interest; (ii) Schlumberger is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of our board of directors in office immediately prior to such transaction or event constitute less than a majority of our board of directors thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted our board of directors (including for this purpose any new director whose election or nomination for election by Schlumberger’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of our board of directors.

To the fullest extent permitted by applicable law, Schlumberger shall indemnify any current or former director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Schlumberger to procure a judgment in Schlumberger’s favor by reason of the fact that such person is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Schlumberger and except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been finally adjudged to be liable to Schlumberger for improper conduct unless and only to the extent that the court in which that action or suit was brought or any other court having appropriate jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction deems proper. Schlumberger is required to indemnify any present or former officer or director to the fullest extent allowed by this paragraph in the event of a Change of Control (as defined above).

Any indemnification under the first two paragraphs in this item (unless ordered by a court) may be extended to current or former employees or agents of Schlumberger only as authorized by the Chief Executive Officer or by contract approved, or by-laws, resolution or other action adopted or taken, by the board of directors or by the stockholders.

Expenses (including attorneys’ fees) incurred by a present or former director or a present officer in defending any civil or criminal, administrative or investigative action, suit or proceeding will be paid by Schlumberger in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Schlumberger.

Schlumberger may pay such expenses (including attorneys’ fees) incurred by former officers or other employees and agents upon such terms and conditions, if any, it deems appropriate.

The indemnification and advancement of expenses described above are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of that person.

Schlumberger has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger in such a capacity for another corporation, partnership, joint venture, trust or other enterprise or entity against any liability asserted against that person and incurred by that person in any of those capacities or arising out of such person’s status as such, whether or not Schlumberger would have the power to indemnify such person against such liability.

References to Schlumberger include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, stands in the same position with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

References to “other enterprises” includes employee benefit plans; references to “fines” includes any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of Schlumberger” includes any service as a director, officer, employee or agent of Schlumberger which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of Schlumberger.”

A member of our board of directors, or a member of any committee designated by our board of directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of Schlumberger and upon such information, opinions, reports or statements presented to Schlumberger by any of Schlumberger’s officers or employees, or committees of our board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Schlumberger.

In addition, Schlumberger maintains directors’ and officers’ liability insurance which insures against certain liabilities that the officers and directors of Schlumberger may incur in such capacities.

Item 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of April, 2011.

SCHLUMBERGER N.V.
(Schlumberger Limited)

By:	/s/ Howard Guild
Name:     Howard Guild

Title:	Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Andrew Gould)	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2011

* (Simon Ayat)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 7, 2011

/s/ Howard Guild (Howard Guild)	Chief Accounting Officer (Principal Accounting Officer)	April 7, 2011

* (Philippe Camus)	Director	April 7, 2011

* (Peter L.S. Currie)	Director	April 7, 2011

* (Tony Isaac)	Director	April 7, 2011

* (K. Vaman Kamath)	Director	April 7, 2011

* (Nikolay Kudryavtsev)	Director	April 7, 2011

* (Adrian Lajous)	Director	April 7, 2011

* (Michael E. Marks)	Director	April 7, 2011

Signature	Title	Date

* (Elizabeth Anne Moler)	Director	April 7, 2011

* (Leo Rafael Reif)	Director	April 7, 2011

* (Tore I. Sandvold)	Director	April 7, 2011

* (Henri Seydoux)	Director	April 7, 2011

*By: /s/ Howard Guild Howard Guild, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to Schlumberger’s Current Report on Form 8-K filed on April 22, 2005).
4.2	Form of Senior Indenture.
4.3	Form of Subordinated Indenture.
4.4	Form of Debt Securities.*
5.1	Opinion of Alexander C. Juden, Esq.
5.2	Opinion of Gibson, Dunn & Crutcher LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Alexander C. Juden, Esq. (set forth in Exhibit 5.1).
23.2	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.2).
24.1	Power of attorney.

*	To be filed by amendment or via Form 8-K.

**	Previously filed.